Exhibit 10.3

PRUDENTIAL FINANCIAL, INC.

OMNIBUS INCENTIVE PLAN

(Amended and Restated Effective October 10, 2006)

ARTICLE I

PURPOSE

The purpose of the “Prudential Financial, Inc. Omnibus Incentive Plan” (the “Plan”) is to foster and promote the long-term financial success of Prudential Financial, Inc. (the “Company”) and materially increase shareholder value by (a) motivating superior employee performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the Company’s and its Subsidiaries’ (as hereinafter defined) employees, and (c) enabling the Company to attract and retain the services of employees upon whose judgment, interest, and effort the successful conduct of its operations is largely dependent.

The Company has previously adopted the Prudential Financial, Inc. Stock Option Plan (the “Stock Option Plan”), which was intended to provide similar equity-based compensation incentives through the grant of stock options and stock appreciation rights. Effective upon the adoption of the Plan by shareholders of the Company, the Stock Option Plan will be merged into this Plan, thereby making available for the grant of awards under this Plan any authorized but unused shares of Common Stock (as herein defined) not already used for such purpose under the Stock Option Plan. All outstanding award grants under the Stock Option Plan shall continue in full force and effect, subject to their original terms, after the Stock Option Plan is merged into the Plan under the terms and conditions noted above.

ARTICLE II

DEFINITIONS

Section 2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) Adjusted Operating Income. “Adjusted Operating Income” means the income from continuing operations before income taxes of the Company’s Financial Services Businesses, excluding: realized investment gains, net of losses and related charges and adjustments; sales practices remedies and costs;

demutualization costs and expenses; and the contributions to income/loss of divested businesses that have been sold or exited by the Company but did not qualify for “discontinued operations” accounting treatment under generally accepted accounting principles.

(b) Adjustment Event. “Adjustment Event” means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

(c) Alternative Awards. “Alternative Awards” shall have the meaning set forth in Section 10.3.

(d) Annual Incentive Awards. “Annual Incentive Awards” means an Award made pursuant to Article IX of the Plan with a Performance Cycle of one year or less.

(e) Approved Retirement. “Approved Retirement” means termination of a Participant’s employment (i) on or after having met the conditions for normal or early retirement established under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates or (ii) on or after attaining such age not less than 50 and completing such period of service, as the Committee shall determine from time to time. Notwithstanding the foregoing, with respect only to Participants who reside in the United States, the term “Approved Retirement” shall not apply to any Participant: (a) who has an Agent Emeritus contract with an insurance affiliate of the Company (including, but not limited to, The Prudential Insurance Company of America), whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates; or (b) to any Participant whose employment with the Company or a Subsidiary has been terminated for Cause, in either case whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Company or a Subsidiary and in which the Participant participates or would otherwise satisfy the criteria set forth by the Committee as noted in the preceding sentence.

(f) Award. An “Award” means the award of an Annual Incentive Award, a Long-Term Performance Unit Award, an Option, a SAR, a Restricted Unit, Restricted Stock or Performance Share, including any associated Dividend

Equivalents, under the Plan, and shall also include an award of Restricted Stock or Restricted Units ( including any associated Dividend Equivalents) made in conjunction with other incentive programs established by the Company or its Subsidiaries and so designated by the Committee.

(g) Beneficial Owner. “Beneficial Owner” means any “person,” as such term is used in Section 13(d) of the Exchange Act, who, directly or indirectly, has or shares the right to vote, dispose of, or otherwise has “beneficial ownership” of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing).

(h) Board. “Board” means the Board of Directors of the Company.

(i) Cause. “Cause” means, with respect to a Participant, any of the following (as determined by the Committee in its sole discretion): (i) dishonesty, fraud or misrepresentation; (ii) inability to obtain or retain appropriate licenses; (iii) violation of any rule or regulation of any regulatory agency or self-regulatory agency; (iv) violation of any policy or rule of the Company or any Subsidiary; (v) commission of a crime; (vi) breach by a Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary, or (vii) any act or omission detrimental to the conduct of the business of the Company or any Subsidiary in any way.

(j) Change of Control. A “Change of Control” shall be deemed to have occurred if any of the following events shall occur:

(i) any Person is or becomes the Beneficial Owner, either directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined Voting Power of the Company’s securities; or

(ii) within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause (ii); or

(iii) upon the consummation of a Corporate Event, immediately following the consummation of which the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than twenty-five percent (25%) of the consolidated assets of the Company immediately prior to such Corporate Event; or

(iv) any other event occurs which the Board declares to be a Change of Control.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred merely as a result of an underwritten offering of the equity securities of the Company where no Person (including any “group” (within the meaning of Rule 13d-5(b) under the Exchange Act)) acquires more than twenty-five percent (25%) of the beneficial ownership interests in such securities.

(k) Change of Control Price. “Change of Control Price” means the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs; provided that, with respect to any portion of any Option or SAR, the Change of Control Price shall not exceed the Fair Market Value of the Common Stock on the date that a Change of Control occurs.

(l) Code. “Code” means the Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the Code (“Treasury Regulations”), and any successor thereto.

(m) Committee. “Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more members, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Exchange Act, an “outside director” within the meaning of section 162(m) of the Code, and an “independent director” under Section 303A of the New York Stock Exchange’s Listed Company Manual, or any successors thereto.

(n) Common Stock. “Common Stock” means the common stock of the Company, par value $0.01 per share.

(o) Company. “Company” means Prudential Financial, Inc., a New Jersey corporation, and any successor thereto.

(p) Corporate Event. “Corporate Event” means a merger, consolidation, recapitalization or reorganization, share exchange, division, sale, plan of complete liquidation or dissolution, or other disposition of all or substantially all of the assets of the Company, which has been approved by the shareholders of the Company.

(q) Covered Employees. “Covered Employees” are any Executive Officers or other Eligible Individuals who are “covered employees” within the meaning of Code section 162(m).

(r) Disability. “Disability” means with respect to any Participant, long-term disability (but not optional long-term disability coverage) as defined under the welfare benefit plan maintained by either the Company or a Subsidiary and in which the Participant participates and from which the Participant is receiving a long-term disability benefit. In jurisdictions outside of the United States where long-term disability is covered by a mandatory or universal program sponsored by the government or an industrial association, a Participant receiving long-term disability benefits from such a program is considered to meet the disability definition of the Plan.

(s) Dividends. “Dividends” means the regular cash dividends paid by the Company upon one share of Common Stock from time to time.

(t) Dividend Equivalents. “Dividend Equivalents” means an amount equal to the regular cash dividends paid by the Company upon one share of Common Stock in connection with the grant of Restricted Units, Performance Shares, Options, and/or SARs awarded to a Participant in accordance with Article VIII of the Plan.

(u) Domestic Partner. “Domestic Partner” means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company or Subsidiary that employs the Participant.

(v) Effective Date. “Effective Date” generally means the first date upon which the Plan shall become effective, which will be the date the Plan has been both (a) approved by the Board on March 11, 2003, and (b) approved by a majority of the votes cast at a duly held stockholders’ meeting (currently scheduled for June 2003) at which the requisite quorum, as set forth in the Company’s Amended and Restated Certificate of Incorporation, of outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. However, for purposes of any Option grant that is an ISO, the term “Effective Date” shall mean solely the adoption of the Plan by the Board.

(w) Eligible Individual. For purposes of this Plan only, “Eligible Individual” means any individual who is either an employee (including each officer) of, or an insurance agent (including, but not limited to, a common law employee, a statutory employee, or, for purposes of any non-domestic United States Subsidiary, any individual who is classified as a Life Planner and/or Sales Manager and has the status of an “international independent contractor agent” who is characterized as an independent contractor for purposes of applicable local law) of, the Company or any such Subsidiary.

(x) Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(y) Executive Officer. “Executive Officer” means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

(z) Fair Market Value. “Fair Market Value” means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the New York Stock Exchange or, if at the relevant time, the Common Stock is not listed to trade on the New York Stock Exchange, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the “Applicable Exchange”). In the event that (i) there are no Common Stock transactions on the Applicable Exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the Applicable Exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time (“EST”), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

(aa) Family Member. “Family Member” means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

(bb) Financial Services Businesses. “Financial Services Businesses” means the businesses in the Company’s three operating divisions of “Insurance,” “Investments” and “International Insurance and Investments,” as well as the Company’s “Corporate and Other” operations.

(cc) Grandfathered Awards. “Grandfathered Awards” shall have the meaning set forth in Section 5.5 herein.

(dd) Incumbent Directors. “Incumbent Directors” means, with respect to any period of time specified under the Plan for purposes of determining a Change of Control, the persons who were members of the Board at the beginning of such period.

(ee) ISO. “ISO” means an Option that is an “incentive stock option” within the meaning of Code section 422.

(ff) Long-Term Performance Unit Award. A “Long-Term Performance Unit Award” means an Award made pursuant to Article IX of the Plan, which are units valued by reference to property other than Common Stock (including cash), the number or value of such units which may be adjusted over a Performance Cycle based on the satisfaction of Performance Goals.

(gg) Nonstatutory Stock Option. “Nonstatutory Stock Option” means an Option that is not an ISO.

(hh) Option (including ISOs and Nonstatutory Stock Options). “Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO or (ii) a Nonstatutory Stock Option.

(ii) Participant. “Participant” shall have the meaning set forth in Article III of the Plan.

(jj) Performance Cycle. “Performance Cycle” means the period, not to exceed five (5) years, selected by the Committee during which the performance of the Company or any Subsidiary or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

(kk) Performance Goals. “Performance Goals” means the objectives for the Company, any Subsidiary or business unit thereof, or an Eligible Individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently granted under the Plan.

(ll) Performance Shares. “Performance Shares” means an Award made pursuant to Article IX of the Plan, which are units denominated in Common Stock, the number of such units which may be adjusted over a Performance Cycle based upon the satisfaction of Performance Goals.

(mm) Person. “Person” means any person (within the meaning of Section 3(a)(9) of the Exchange Act), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act)), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary.

(nn) Plan Year. “Plan Year” means a period of twelve months commencing on January 1st and ending on the next December 31st.

(oo) Restricted Period. “Restricted Period” means the period of time during which Restricted Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Article VIII of the Plan.

(pp) Restricted Stock. “Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Article VIII of the Plan.

(qq) Restricted Unit. “Restricted Unit” means a Participant’s right to receive, pursuant to this Plan, one share of Common Stock at the end of a specified period of time, which right is subject to forfeiture in accordance with Article VIII of the Plan.

(rr) SAR. “SAR” means a stock appreciation right granted under Article VII in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, at the discretion of the Committee (which discretion may be exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

(ss) Stock Option Plan. “Stock Option Plan” means the Prudential Financial, Inc. Stock Option Plan, as amended from time to time.

(tt) Subsidiary. “Subsidiary” means any corporation or partnership in which the Company owns, directly or indirectly, more than fifty percent (50%) of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

(uu) Voting Power. A specified percentage of “Voting Power” of a company means such number of the Voting Securities as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors.

(vv) Voting Securities. “Voting Securities” means all securities of a company entitling the holders thereof to vote in an annual election of directors.

Section 2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

Section 3.1 Participants. Participants in the Plan shall be those Eligible Individuals designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

Section 3.2 Types of Awards. The Committee (or its delegate) may grant any or all of the Awards specified herein to any particular Participant (subject to the applicable limitations set forth in the Plan). Any Award may be made for one (1) year or multiple years without regard to whether any other type of Award is made for the same year or years.

ARTICLE IV

POWERS OF THE COMMITTEE

Section 4.1 Power to Grant. The Committee shall have the authority, subject to the terms of the Plan, to determine those Eligible Individuals to whom Awards shall be granted and the terms and conditions of any and all Awards including, but not limited to:

(a) the number of shares of Common Stock to be covered by each Award;

(b) the time or times at which Awards shall be granted;

(c) the terms and provisions of the instruments by which Options may be evidenced, including the designation of Options as ISOs or Nonstatutory Stock Options;

(d) the determination of the period of time during which restrictions on Restricted Stock or Restricted Units shall remain in effect;

(e) the establishment and administration of any Performance Goals applicable to Awards granted under the Plan;

(f) the determination of Participants’ Long Term Performance Unit Awards or Performance Share Awards, including any Performance Goals and Performance Cycles; and

(g) the development and implementation of specific stock-based programs for the Company and its Subsidiaries that are consistent with the intent and specific terms of the framework created by this Plan.

Appropriate officers of the Company or any Subsidiary may suggest to the Committee the Eligible Individuals who should receive Awards, which the Committee may accept or reject in its sole discretion. The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

Section 4.2 Administration.

(a) Rules, Interpretations and Determinations. The Committee shall administer the Plan. Any Award granted by the Committee under the Plan may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the respective Award agreements and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

The Committee’s determinations under the Plan (including the determination of the Eligible Individuals to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements hereunder) may vary, and need not be uniform, whether or not any such Eligible Individuals could be deemed to be similarly situated.

(b) Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Any proceeds received by the Company in connection with any Award will be used for general corporate purposes.

(c) Delegation of Authority. Notwithstanding anything else contained in the Plan to the contrary herein, the Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any employee of the Company or any group of employees of the Company or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers. Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers.

Section 4.3 409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Eligible Individuals of immediate tax recognition and additional taxes pursuant to such Section 409A of the Code. To that end, and without limiting the generality of the foregoing, unless otherwise expressly provided herein or in any Award agreement, any amount payable or shares distributable hereunder in connection with the vesting of any Award (including upon the satisfaction of any applicable performance criteria) shall be paid not later than two and one-half months (or such other time as is required to cause such amounts not to be treated as deferred compensation under Section 409A of the Code) following the end of the taxable year of the Company or the Eligible Individual in which the Eligible Individual’s rights with respect to the corresponding Award (or portion thereof) ceased to be subject to a substantial risk of forfeiture. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A of the Code applies to any Award in a manner that results in adverse tax consequences for the Eligible Individual or any of his or her beneficiaries or transferees.

Section 4.4 Participants Based Outside the United States. Notwithstanding anything to the contrary herein, the Committee, to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, shall have sole discretion to (a) modify the terms and conditions of Awards granted to Participants employed outside the United States, (b) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations; and (c) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

Section 4.5 Newly Eligible Participants. The Committee shall be entitled to make such rules, determinations and adjustments, as it deems appropriate with respect to any Participant who becomes eligible to receive a performance-based Award after the commencement of a Performance Cycle.

Section 4.6 Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Award (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information) that may have effect during or following the termination of the Participant’s employment with the Company and its Subsidiaries and before or after the Award has been exercised, including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the exercise of the Award prior to any breach of any such covenant by the Participant).

Section 4.7 Performance Based Compensation Interpretations; Limitations on Discretion. Notwithstanding anything contained in the Plan to the contrary, to the extent the Committee has required upon grant that any Annual Incentive Award, Long-Term Performance Unit Award, Performance Share, Restricted Unit or Restricted Stock must qualify as “other performance based compensation” within the meaning of Section 162(m)(4)(c) of the Code, the Committee shall (a) specify and approve the specific terms of any Performance Goals with respect to such Awards in writing no later than ninety (90) days from the commencement of the Performance Cycle to which the Performance Goal or Goals relate, and (b) not be entitled to exercise any subsequent discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goals) with respect to such Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

Section 4.8 Indemnification. No member of the Committee shall be personally liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination related to the Plan, if, in either case, such member, director or employee made or took such action, omission, or determination in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

ARTICLE V

COMMON STOCK SUBJECT TO PLAN; OTHER LIMITATIONS

Section 5.1 Plan Limits.

(a) Shares Available for Awards: Subject to the provisions of Section 5.4, the number of shares of Common Stock issuable under the Plan for Awards shall be 50,000,000 plus any remaining shares of Common Stock available for awards under the Stock Option Plan as of the effective date of the merger of the Stock Option Plan with this Plan. Any shares issued in connection with Options and SARs shall be counted against this limit as one (1) share for every one (1) share issued; for Awards other than Options and SARs, any shares issued shall be counted against this limit as two (2) shares for every one (1) share issued.

(b) The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock purchased by the Company for such purpose, treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

Section 5.2 Individual Award Limitations. Subject to the provisions of Section 5.4, the following individual Award limits apply:

(a) Options/SARs: During any three (3) year period, the total number of shares of Common Stock subject to Options and SARs awarded to any Participant may not exceed 2,500,000.

(b) Individual Performance-Based Limitations: To the extent that any Annual Incentive, Long-Term Performance Unit, Restricted Stock, Restricted Unit and Performance Share Awards to a Participant are intended to satisfy the requirements of Code section 162(m)(4)(C) as “other performance based compensation,” the maximum aggregate amount of such Award(s) paid or otherwise made available to such Participant shall not exceed six-tenths of one percent (0.6%) of Adjusted Operating Income for the most recently reported year ending December 31st prior to the year such Award or Awards is or are paid or otherwise made available.

Section 5.3 Cancelled, Terminated, or Forfeited Awards. Should an Award under this Plan (including, for these purposes, any award under the Stock Option Plan made prior to the Effective Date) for any reason expire without having been exercised, be cancelled, repurchased by the Company, terminated or forfeited or otherwise settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options, shares tendered or withheld for taxes on Awards or shares issued in connection with a Restricted Stock or Restricted Unit Award that are subsequently forfeited), any such shares of Common Stock subject to such Award shall again be available for grants of Awards under the Plan.

Section 5.4 Adjustment in Capitalization. In the event of any Adjustment Event, (a) the aggregate number of shares of Common Stock available for Awards under Section 5.1, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award or that may be awarded to any particular Participant in any particular period under Section 5.2 and (c) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards shall be appropriately adjusted by the Committee, in its discretion, with respect to such Adjustment Event, and the Committee’s determination shall be conclusive. To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Company, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such Adjustment Event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any award of Restricted Stock or Restricted Units granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as provided in Article X or as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of Restricted Stock or Restricted Units and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in such manner as the Company deems appropriate.

Section 5.5 Application of Limits. The limitations set forth under Sections 5.1 and 5.2 herein apply only to Awards both granted and payable to Participants after the Effective Date under this Plan (or, if made previously under the Stock Option Plan, subject to the limitations set forth in such Plan). With respect to any other compensation or performance based awards previously made to Eligible Individuals prior to the Effective Date under some other compensation plan or program sponsored by the Company or its Subsidiaries, which become due or payable after the Effective Date of this Plan (the “Grandfathered Awards”), the limitations set forth under Sections 5.1 and 5.2 will not be deemed to apply to such Grandfathered Award payments.

ARTICLE VI

STOCK OPTIONS

Section 6.1 Grant of Options. Subject to the provisions of Section 5.1, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) ISOs and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that ISOs may only be granted to Eligible Individuals who satisfy the requirements for eligibility set forth under Code section 424. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option. Subject to Section 5.4, the Committee shall determine the number of Options, if any, to be granted to the Participant. Each Option grant shall be evidenced by an Option agreement (in electronic or written form) that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Options may be granted in tandem with SARs (as described in more detail in Article VII), and/or with associated Dividend Equivalents (as described in more detail in Article VIII).

Section 6.2 Exercise Price; No Repricing or Substitution of Options. Nonstatutory Stock Options and ISOs granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option nor to grant any new Options or other Awards in substitution for or upon the cancellation of Options previously granted which shall have the effect of reducing the exercise price of any outstanding Option.

Section 6.3 Exercise of Options. Unless the Committee shall determine otherwise at the time of grant, one-third (1/3) of each Option granted pursuant to the Plan shall become exercisable on each of the first three (3) anniversaries of the date such Option is granted; provided that the Committee may establish performance-based criteria for exercisability of any Option. Subject to the provisions of this Article VI, once any portion of any Option has become exercisable it shall remain exercisable for its remaining term. Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. The Committee shall determine the term of each Option granted, but, except as expressly provided below, in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

Section 6.4 Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefore. Without limiting the generality of the foregoing, payment of the exercise price may be made: (a) in cash or its equivalent; (b) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) owned by the person exercising the Option (through actual tender or by attestation); (c) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Common Stock; or (d) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price. The Company may not make a loan to a Participant to facilitate such Participant’s exercise of any of his or her Options or payment of taxes.

Section 6.5 ISOs. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an ISO may be granted after the tenth anniversary of the Effective Date of the Plan. Except as may otherwise be provided for under the provisions of Article X of the Plan, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the ISO or the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to disqualify any ISO under such Section 422.

Section 6.6 Termination of Employment. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(a) Death. In the event a Participant’s employment terminates due to his or her death, any Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant’s estate (or as may otherwise be provided for in accordance with the requirements of Section 12.2) at any time prior to the earlier of the (i) expiration date of the term of the Options or (ii) third (3rd) anniversary (or such earlier date as the Committee shall determine at the time of grant) of the Participant’s death; provided, however, that Nonstatutory Stock Options shall be deemed to be amended to provide that they are exercisable for not less than one (1) year after a Participant’s death even if such period exceeds the expiration date of the term of the original grant of such Nonstatutory Stock Options.

(b) Disability. In the event a Participant’s employment terminates due to Disability, any Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant at any time prior to the expiration date of the term of the Options or within three (3) years (or such shorter period as the Committee shall determine at the time of grant) following termination of the Participant’s employment, whichever period is shorter.

(c) Retirement. In the event a Participant’s employment terminates due to Approved Retirement, any Options granted to such Participant that are then not yet exercised shall become immediately exercisable in full and may be exercised by the Participant at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant’s Approved Retirement, whichever period is shorter.

(d) For Cause. In the event a Participant’s employment is terminated for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter and the Committee may, consistent with Section 4.6 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the exercise of any such Options for a period of up to twelve (12) months prior to termination of the Participant’s employment for Cause. The provisions of this Section 6.6(d) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section 6.6.

(e) Resignation. In the event a Participant’s employment terminates due to his or her resignation from the Company or any Subsidiary, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter.

(f) Any Other Reason. In the event a Participant’s employment terminates due to any reason other than one described in Section 6.6 (a) through (e), any Options granted to such Participant which are exercisable on the date of termination of the Participant’s employment may be exercised by the Participant at any time prior to the expiration date of the term of the Options or the ninetieth (90th) day following termination of the Participant’s employment, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment shall be forfeited at the time of such termination and not be exercisable thereafter.

ARTICLE VII

STOCK APPRECIATION RIGHTS (SARs)

Section 7.1 Grant of SARs. SARs may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, on a freestanding basis, not related to any other Award, and/or with associated Dividend Equivalents. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate written agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

Section 7.2 Terms and Conditions of SARs. Notwithstanding the provisions of Section 7.1, unless the Committee shall otherwise determine the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 6 were the grant of the SARs a grant of an Option (including, but not limited to, the application of Section 6.6).

Section 7.3 Exercise of Tandem SARs. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Stock for which the related Award is then exercisable.

Section 7.4 Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

(a) the excess, if any, of the Fair Market Value of a share of Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

(b) the number of shares of Common Stock with respect to which the SARs are then being exercised;

provided, however, that at the time of grant with respect to any SAR payable in cash, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon the exercise of such SAR.

ARTICLE VIII

RESTRICTED STOCK, RESTRICTED UNITS AND DIVIDEND EQUIVALENTS

Section 8.1 Grant of Restricted Stock and Restricted Units. The Committee, in its sole discretion, may make Awards to Participants of Restricted Stock or Restricted Units. Any Award made hereunder of Restricted Stock or Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Participant to pay the Company an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. As determined by the Committee, with respect to an Award of Restricted Stock, the Company shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of an Award of Restricted Units, no shares of Common Stock shall be issued at the time an Award is made, and the Company shall not be required to set aside a fund for the payment of such Award. Dividends or Dividends Equivalents (if connected with the grant of Restricted Units) may be subject to the same terms and conditions as the underlying Award of Restricted Stock or Restricted Units.

Section 8.2 Grant, Terms and Conditions of Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Participants of Dividend Equivalents in connection with the grant of Restricted Units, Options, SARs and/or Performance Shares. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the vesting schedule applicable thereto and the impact of any termination of service on the Participant’s rights with respect to the Dividend Equivalent) shall be substantially identical (to the extent possible taking into account the differences related to the character of the Dividend Equivalent) to the terms and conditions applicable to the associated Award.

Section 8.3 Restrictions On Transferability. Shares of Restricted Stock and Restricted Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock and Restricted Units to be transferred during the Restricted Periods pursuant to Section 12.1, provided that any shares of Restricted Stock or Restricted Units so transferred shall remain subject to the provisions of this Article VIII.

Section 8.4 Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Units or Dividend Equivalents awarded pursuant to the Plan, to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock attributable to such Restricted Units (and, if applicable, Dividend Equivalents) have been issued.

Section 8.5 Restricted Period. Unless the Committee shall otherwise determine at the date an Award of Restricted Stock or Restricted Units (including any Dividend Equivalents issued in connection with such Restricted Units) is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant by the Committee and shall lapse with respect to the shares of Restricted Stock or Restricted Units on the third (3rd) anniversary of the date of grant, unless sooner terminated as otherwise provided herein.

Section 8.6 Legending or Equivalent. To the extent that certificates are issued to a Participant in respect of shares of Restricted Stock awarded under the Plan (or in the event that such Restricted Stock are held electronically), such shares shall be registered in the name of the Participant and shall have such legends (or account restrictions) reflecting the restrictions of such Awards in such manner as the Committee may deem appropriate.

Section 8.7 Termination of Employment. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(a) Death. In the event a Participant’s employment terminates due to his or her death, the Restricted Period will lapse as to the outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan. A lump sum payment of cash or Common Stock shall be made in respect of Restricted Units as soon as practicable following the Participant’s termination of employment.

(b) Disability. In the event a Participant’s employment terminates due to Disability, the Restricted Period will lapse as to the outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan. A lump sum payment of cash or Common Stock shall be made in respect of Restricted Units as soon as practicable following the Participant’s termination of employment.

(c) Approved Retirement. In the event a Participant’s employment terminates due to Approved Retirement, the Restricted Period will lapse as to the outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan. Payment in respect of any vested Restricted Stock Units shall be made as soon as practicable following termination of the Participant’s employment, except that, if the Participant is a specified employee within the meaning of Section 409A of the Code, such payment shall be made six months and one day following the date of such termination of employment.

(d) For Cause. In the event a Participant’s employment is terminated for Cause, all outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan shall be forfeited at the time of such termination, and the Committee may, consistent with Section 4.6 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock or Restricted Units (including any Dividend Equivalents) for a period of up to twelve (12) months prior to the Participant’s termination of employment for Cause. The provisions of this Section 8.7(d) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section 8.7.

(e) Resignation. In the event a Participant’s employment terminates due to his or her resignation from the Company or any Subsidiary, all outstanding shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) granted to such Participant under the Plan shall be forfeited upon termination of the Participant’s employment.

(f) Any Other Reason. In the event a Participant’s employment terminates due to any reason other than one described in Section 8.7(a) through (e), the Participant shall receive a payment calculated in the following manner: (i) the number of shares of Restricted Stock and/or Restricted Units granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the applicable vesting period during which the Participant was an active employee and the denominator of which is the number of months in the applicable vesting period (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Stock or Restricted Units shall be considered vested and payment of such pro-rated Awards is to be made to the Participant as soon as practicable after termination of the Participant’s employment.

Section 8.8 Issuance of New Certificate or Equivalent; Settlement of Restricted Units and Dividend Equivalents. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 8.3 and the Company shall issue or have issued new share certificates (or remove any such restrictions that may have been established electronically) without the legend or equivalent described in Section 8.6 in exchange for those previously issued. Upon the lapse of the Restricted Period with respect to any Restricted Units, the Company shall deliver to the Participant, or the Participant’s beneficiary or estate, as provided in Section 12.2, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to such Restricted Units and any interest thereon. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Units and/or Dividend Equivalents. If a cash payment is made in lieu of delivering Common Stock for Restricted Units, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Unit.

ARTICLE IX

ANNUAL INCENTIVE AWARDS,

LONG-TERM PERFORMANCE UNIT AWARDS

AND PERFORMANCE SHARE AWARDS

Section 9.1 Annual Incentive Awards.

(a) General Description. At the direction of the Committee, Annual Incentive Awards may be made to Participants and, unless determined otherwise by the Committee at or after the date of grant, shall be paid in cash.

(b) Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts are consistent with the limits provided under Section 5.2(b).

(c) Payment of Annual Incentive Awards. Unless the Committee determines otherwise either at grant or thereafter, in the event a Participant terminates employment before the end of an annual Performance Cycle due to death, Disability, or Approved Retirement, such Participant, or his or her estate, shall be eligible to receive a prorated Annual Incentive Award based on (a) in the case of death or Disability, full achievement of the Participant’s Performance Goals for such Performance Cycle, and (b) in the case of Approved Retirement, the actual achievement of the Performance Goals for such Performance Cycle , in each case prorated for the portion of the Performance Cycle completed before the Participant’s termination of employment. If a Participant terminates employment before payment of an Annual Incentive Award is authorized by the Committee for any reason other than death, Disability or Approved Retirement, the Participant shall forfeit all rights to such Annual Incentive Award unless otherwise determined by the Committee.

Section 9.2 Long-Term Performance Unit Awards.

(a) General Description. At the discretion of the Committee, grants of Long-Term Performance Unit Awards may be made to Participants.

(b) Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2(b).

(c) Payment of Long-Term Performance Unit Awards. Long-Term Performance Unit Awards shall be payable in cash, Common Stock, or a combination of cash and Common Stock at the discretion of the Committee. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(i) Death. In the event a Participant’s employment terminates due to his or her death during the applicable Performance Cycle, the Participant’s estate or beneficiaries will receive as soon as practicable following such termination of employment a lump sum payment of the outstanding Long-Term Performance Unit Award granted to such Participant under the Plan, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

(ii) Disability. In the event a Participant’s employment terminates due to Disability during the applicable Performance Cycle, the Participant will receive as soon as practicable following such termination of employment a lump sum payment of the outstanding Long-Term Performance Unit Award granted to such Participant under the Plan, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

(iii) Approved Retirement. In the event a Participant’s employment terminates due to Approved Retirement during the applicable Performance Cycle, the Participant shall receive a payment calculated in the following manner: (i) the number of Long-Term Performance Units granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Long-Term Performance Units shall be considered vested and payment made to the Participant in a lump sum on the 60th day after the completion of the respective Performance Cycle.

(iv) For Cause. In the event a Participant’s employment is terminated for Cause, all outstanding Long-Term Performance Unit Awards shall be cancelled and the Committee may, consistent with Section 4.6 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Long-Term Performance Unit Awards received within a period of twelve (12) months prior to termination of the Participant’s employment for Cause. The provisions of this Section 9.2(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section 9.2.

(v) Resignation. In the event a Participant’s employment terminates due to his or her resignation from the Company or any Subsidiary, all outstanding Long-Term Performance Units granted to such Participant under the Plan shall be forfeited upon termination of the Participant’s employment.

(vi) Any Other Reason. In the event a Participant’s employment terminates during the applicable Performance Cycle due to any reason other than one described in Section 9.2(c)(i) through (v), the Participant shall receive a payment calculated in the following manner: (i) the number of Long-Term Performance Units granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Long-Term Performance Units shall be considered vested and payment made to the Participant of a lump sum payment as soon as practicable following such termination of employment of such pro-rated Long-Term Performance Unit Award, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

Section 9.3 Performance Shares.

(a) General Description. At the discretion of the Committee, grants of Performance Share Awards may be made to Participants.

(b) Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2(b).

(c) Payment of Performance Share Awards. Performance Share Awards shall be payable in Common Stock. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

(i) Death. In the event a Participant’s employment terminates due to his or her death during the applicable Performance Cycle, the Participant’s estate or beneficiaries will receive as soon as practicable following such termination of employment a lump sum payment of the outstanding Performance Share Award granted to such Participant under the Plan, calculated as if the target number of Performance Shares had, in fact, been earned.

(ii) Disability. In the event a Participant’s employment terminates due to Disability during the applicable Performance Cycle, the Participant will receive as soon as practicable following such termination of employment a lump sum payment of the outstanding Performance Share Award granted to such Participant under the Plan, calculated as if the target number of Performance Shares had, in fact, been earned.

(iii) Approved Retirement. In the event a Participant’s employment terminates due to Approved Retirement during the applicable Performance Cycle, the Participant shall receive a payment calculated in the following manner: (i) the number of Performance Shares granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Performance Shares shall be considered vested and payment made to the Participant in a lump sum 60 days after the completion of the respective Performance Cycle.

(iv) For Cause. In the event a Participant’s employment is terminated for Cause, all outstanding Performance Share Awards shall be cancelled and the Committee may, consistent with Section 4.6 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Performance Share Awards received within a period of twelve (12) months prior to termination of the Participant’s employment for Cause. The provisions of this Section 9.3(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section 9.3.

(v) Resignation. In the event a Participant’s employment terminates due to his or her resignation from the Company or any Subsidiary, all outstanding Performance Share Awards granted to such Participant under the Plan shall be forfeited upon termination of the Participant’s employment.

(vi) Any Other Reason. In the event a Participant’s employment terminates during the applicable Performance Cycle due to any reason other than one described in Section 9.3(c)(i) through (v), the Participant shall receive a payment calculated in the following manner: (i) the number of Performance Shares granted to such Participant under the Plan will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Performance Shares shall be considered vested and payment made to the Participant of a lump sum payment as soon as practicable following such termination of employment of such pro-rated Performance Share Award, calculated as if the target number of Performance Shares had, in fact, been earned.

ARTICLE X

CHANGE OF CONTROL

Section 10.1 Accelerated Vesting and Payment of Awards. Unless determined otherwise by the Committee and subject to the provisions of Section 10.3, in the event of a Change of Control each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each share of Restricted Stock and each Restricted Unit then outstanding. In connection with such a Change of Control, the Committee may, in its sole discretion, provide that each Option, SAR, Restricted Stock and/or Restricted

Unit shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment per share/unit (the “Settlement Payment”) in an amount based on the Change of Control Price. Such Settlement Payment shall be in the form of cash.

Section 10.2 Long Term Performance Unit Awards and Performance Share Awards. Unless determined otherwise by the Committee and subject to the provisions of Section 10.3, in the event of a Change of Control, (a) any outstanding Long Term Performance Unit Awards or Performance Share Awards relating to Performance Cycles ending prior to the Change of Control which have been earned but not paid shall become immediately payable, (b) all then-in-progress Performance Cycles for Long Term Performance Unit Awards or Performance Share Awards that are outstanding shall end, and all Participants shall be deemed to have earned an award equal to the Participant’s target award opportunity for the Performance Cycle in question, (c) the Company shall pay all such Long Term Performance Unit Awards as a Settlement Payment in cash within thirty (30) days of such Change in Control, based on the Change in Control Price and (d) the Company may, in its sole discretion and on such terms and conditions as it deems appropriate, pay all such Performance Share Awards either (i) in Common Stock and/or (ii) as a Settlement Payment in cash within thirty (30) days of such Change of Control, based on the Change of Control Price.

Section 10.3 Alternative Awards. Notwithstanding Section 10.1 or 10.2, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an “Alternative Award”), by a Participant’s employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

(a) be based on stock that is traded on an established securities market;

(b) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share, including, but not limited to, an identical or better exercise or vesting schedules;

(c) have substantially equivalent value to such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share (determined at the time of the Change in Control); and

(d) have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated for any reason other than for Cause, all of such Participant’s Options, SARs, Restricted Stock, Restricted Units, Long-Term Performance Units and/or Performance Shares shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the Fair Market Value of such stock on the date of the Participant’s termination (with respect to any Restricted Stock, and/or Restricted Units), (ii) the excess of the Fair Market Value of such stock on the date of the Participant’s termination over the corresponding exercise or base price per share, if any (with respect to any Option and/or SARs), or (iii) the Participant’s target award opportunity for the Performance Cycle in question (with respect to any Long-Term Performance Units or Performance Shares).

ARTICLE XI

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

Section 11.1 General. The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or (iii) change the individual Award limits shall be subject to the approval of the Company’s shareholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant, provided, however, that

(a) any change pursuant to, and in accordance with the requirements of, Article X;

(b) any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan’s terms; or

(c) any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.1 Transferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may, in the Award agreement or otherwise, permit transfers of Nonstatutory Stock Options with or without tandem SARs, freestanding SARs, Restricted Stock and Restricted Units to Family Members (including, without limitation, transfers effected by a domestic relations order).

Section 12.2 Treatment of Any Outstanding Rights or Features Upon Participant’s Death. Any Awards, rights or features remaining unexercised or unpaid at the Participant’s death shall be paid to, or exercised by, the Participant’s estate except where otherwise provided by law, or when done in accordance with other methods (including a beneficiary designation process) put in place by the Committee or a duly appointed designee from time to time. Except as otherwise provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any options, rights or remedies under this Plan.

Section 12.3 Deferral of Payment. The Committee may, in the Award agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued upon exercise or vesting of an Award. Notwithstanding anything else contained herein to the contrary, deferrals shall not be permitted hereunder in a way that will result in the Company or any Subsidiary being required to recognize a financial accounting charge due to such deferral that is substantially greater than the charge, if any, that was associated with the underlying Award.

Section 12.4 Awards In Substitution for Awards Granted By Other Companies. Awards may be granted under the Plan from time to time as replacements for awards (including, but not limited to, options, common stock, restricted stock, performance shares or performance units) held by employees of other companies who become Employees of the Company or of any Subsidiary as a result of a merger or consolidation of the employing company with the Company, or such Subsidiary, or the acquisition by the Company or a Subsidiary of all or a portion of the assets of the employing company. Shares issued in connection with such substitute Awards shall not reduce the number of shares of Common Stock issuable under Section 5.1 of the Plan.

Section 12.5 No Guarantee of Employment or Participation. The existence of the Plan shall not be deemed to constitute a contract of employment between the

Company or any affiliate and any Eligible Individual or Participant, nor shall it constitute a right to remain in the employ of the Company or any affiliate. The terms or existence of this Plan, as in effect at any time or from time to time, or any Award granted under the Plan, shall not interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or any other affiliate of the Company. Each employee of the Company or any Subsidiary remains at will. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Eligible Individual or a Participant) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Company or an affiliate.

Section 12.6 Tax Withholding. The Company, Subsidiary or an affiliate shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy any federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (a) to have shares of Common Stock otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired shares of Common Stock (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount required to satisfy the withholding tax obligations.

Section 12.7 No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company, Subsidiary or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

Section 12.8 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 12.9 Term of Plan. The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (a) the termination of the Plan pursuant to Article XI, or (b) when no more shares are available for issuance of Awards under the Plan.

Section 12.10 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey, without regard to principles of conflict of laws.

Section 12.11 Securities Law Compliance. Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other time as the Committee deems appropriate) that he is accepting such Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable, or may be sold or otherwise disposed of only if the proposed transfer, sale or other disposition shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer, sale or other disposition at such time will be in compliance with applicable securities laws.

Section 12.12 No Impact On Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating an Eligible Individual’s right under any such plan, policy or program.

Section 12.13 No Constraint on Corporate Action. Except as provided in Article XI, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its affiliates, as a result of any such action.

Section 12.14 Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

Section 12.15 Distribution of Amounts Subject to Section 409A. Notwithstanding anything in the Plan to the contrary, if any amount that is subject to Section 409A of the Code is to be paid or distributed solely on account of a Change of Control (as opposed to being paid or distributed on account of termination of employment or within a reasonable time following the lapse of any substantial risk of forfeiture with respect to the corresponding Award), solely for purposes of determining whether such distribution or payment shall be made in connection with a Change of Control, the term Change of Control shall be deemed to be defined in the manner provided in Section 409A of the Code and the regulations thereunder. If any such distribution or payment cannot be made because an event that constitutes a Change of Control under the Plan is not a change of control as defined under Section 409A of the Code, then such distribution or payment shall be distributed or paid at the next event, occurrence or date at which such distribution or payment could be made in compliance with the requirements of Section 409A of the Code.